EXHIBIT 32.2

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of SPO Medical Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2008 (the "Report") filed with the Securities and Exchange Commission, I, Jeff Feuer, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.

August 14, 2008

/s/ Jeff Feuer
Jeff Feuer
Chief Financial Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO SPO MEDICAL INC. AND WILL BE RETAINED BY SPO MEDICAL INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.